Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q1 2019 UP 22.2%; ASSET GROWTH TO RECORD $5.3 BB; REGULAR DIVIDEND DECLARED

Medford, MA, April 9, 2019—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $9.4 million for the quarter ended March 31, 2019, or $1.69 per Class A share diluted, an increase of 22.2% compared to net income of $7.7 million, or $1.38 per Class A share diluted, for the same period a year ago. Total assets increased 2.8% from $5.16 billion at December 31, 2018 to $5.31 billion at March 31, 2019.

Net interest income totaled $23.4 million for the quarter ended March 31, 2019 compared to $22.5 million for the same period in 2018. The 4.3% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.19% on a fully taxable equivalent basis in 2018 to 2.11% for the same period in 2019. This was primarily the result of increased rates paid on deposits. The average balances of earning assets increased by 8.7% combined with an average yield increase of 0.40%, resulting in an increase in interest income of $7.6 million. The average balance of interest bearing liabilities increased 7.7% combined with an average cost of funds increase of 0.61%, resulting in an increase in interest expense of $6.7 million.

The Company’s effective tax rate decreased from 6.1% for the quarter ended March 31, 2018 to (1.3%) for the same period in 2019. This was primarily as a result of a reduction in tax accruals related to sequestration of the refundable portion of our alternative minimum tax (AMT) credit carryforward. On January 14, 2019, the IRS updated its announcement “Effect of Sequestration on the Alternative Minimum Tax Credit for Corporations” to clarify that refundable AMT credits under Section 53(e) of the Internal Revenue Code are not subject to sequestration for taxable years beginning after December 31, 2017. Therefore, the full amount of the AMT credit carryover will be refunded to the Company.

-more-

At March 31, 2019, total equity was $309.3 million compared to $300.4 million at December 31, 2018. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 6.92% at March 31, 2019, compared to 6.91% at December 31, 2018. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of March 31, 2019 was $55.55 per share compared to $53.96 at December 31, 2018.

The Company’s allowance for loan losses was $28.8 million or 1.25% of loans outstanding at March 31, 2019 compared to $28.5 million or 1.25% of loans outstanding at December 31, 2018, and $26.7 million or 1.22% of loans outstanding at March 31, 2018. The ratio of the allowance for loan losses to loans outstanding has increased from the same period last year, primarily as a result of changes in qualitative factors related to general economic factors pertaining to certain industries. Non-performing assets totaled $3.7 million at March 31, 2019, compared to $3.5 million at December 31, 2018, and $1.4 million at March 31, 2018. Nonperforming assets increased from the same period last year, mainly as a result of one residential real estate property classified as other real estate owned.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 15, 2019 to stockholders of record on May 1, 2019.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	March 31,	December 31,
Assets	2019	2018
Cash and Due From Banks	$77,121	$89,540
Federal Funds Sold and Interest-bearing Deposits In Other Banks	301,240	252,963
Securities Available-for-Sale (AFS)	346,707	338,327
Securities Held-to-Maturity	2,110,555	2,046,647
Federal Home Loan Bank of Boston stock, at cost	14,244	17,974
Loans:
Commercial & Industrial	767,455	761,775
Municipal	105,269	97,140
Construction & Land Development	13,305	13,628
Commercial Real Estate	746,703	750,362
Residential Real Estate	349,966	348,250
Consumer and Other	22,123	22,083
Home Equity	305,839	292,340

Total Loans	2,310,660	2,285,578
Less: Allowance for Loan Losses	28,848	28,543

Net Loans	2,281,812	2,257,035
Bank Premises and Equipment, net	24,494	23,921
Accrued Interest Receivable	14,464	14,406
Goodwill	2,714	2,714
Other Assets	132,715	120,408

Total Assets	$5,306,066	$5,163,935

Liabilities
Demand Deposits	$764,545	$813,478
Interest Bearing Deposits:
Savings and NOW Deposits	1,783,987	1,707,019
Money Market Accounts	1,359,016	1,325,888
Time Deposits	542,079	560,579

Total Interest Bearing Deposits	3,685,082	3,593,486

Total Deposits	4,449,627	4,406,964
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	164,500	154,240
Other Borrowed Funds	257,148	202,378

Total Borrowed Funds	421,648	356,618
Other Liabilities	89,384	63,831
Subordinated Debentures	36,083	36,083

Total Liabilities	4,996,742	4,863,496
Total Stockholders’ Equity	309,324	300,439

Total Liabilities & Stockholders’ Equity	$5,306,066	$5,163,935

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter ended March 31, 2019 and 2018

(in thousands)

	Quarter ended March 31,
	2019	2018
Interest Income:
Loans	$21,309	$18,267
Securities Held-to-Maturity	13,788	10,288
Securities Available-for-Sale	2,631	1,992
Federal Funds Sold and Interest-bearing Deposits In Other Banks	1,349	883

Total Interest Income	39,077	31,430
Interest Expense:
Savings and NOW Deposits	5,466	2,223
Money Market Accounts	5,343	2,453
Time Deposits	2,793	2,363
Securities Sold Under Agreements to Repurchase	385	181
Other Borrowed Funds and Subordinated Debentures	1,652	1,742

Total Interest Expense	15,639	8,962

Net Interest Income	23,438	22,468
Provision For Loan Losses	375	450

Net Interest Income After
Provision for Loan Losses	23,063	22,018
Other Operating Income
Service Charges on Deposit Accounts	2,209	2,067
Lockbox Fees	1,089	791
Net Gain on Sales of Loans	15	—
Net Gain on Sales of Securities	—	197
Other Income	1,114	1,138

Total Other Operating Income	4,427	4,193
Operating Expenses
Salaries and Employee Benefits	11,035	11,225
Occupancy	1,701	1,637
Equipment	783	794
FDIC Assessment	373	383
Other	4,298	3,962

Total Operating Expenses	18,190	18,001

Income Before Income Taxes	9,300	8,210
Income Tax (Benefit) Expense	(118)	501

Net Income	$9,418	$7,709

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	March 31,	March 31,
	2019	2018
Assets
Cash and Due From Banks	$74,836	$72,612
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	225,870	230,194
Securities Available-For-Sale (AFS)	351,869	406,087
Securities Held-to-Maturity (HTM)	2,078,626	1,741,492
Total Loans	2,292,606	2,175,170
Less: Allowance for Loan Losses	28,708	26,546

Net Loans	2,263,898	2,148,624
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(3,562)	(4,586)
Bank Premises and Equipment	24,164	23,430
Accrued Interest Receivable	14,147	10,731
Goodwill	2,714	2,714
Other Assets	134,962	123,550

Total Assets	$5,167,524	$4,754,848

Liabilities
Demand Deposits	$782,794	$706,959
Interest Bearing Deposits:
Savings and NOW Deposits	1,812,119	1,494,919
Money Market Accounts	1,271,707	1,180,436
Time Deposits	516,781	604,814

Total Interest Bearing Deposits	3,600,607	3,280,169

Total Deposits	4,383,401	3,987,128
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	168,447	160,223
Other Borrowed Funds	195,837	238,260

Total Borrowed Funds	364,284	398,483
Other Liabilities	79,156	69,218
Subordinated Debentures	36,083	36,083

Total Liabilities	4,862,924	4,490,912
Total Stockholders’ Equity	304,600	263,936

Total Liabilities & Stockholders’ Equity	$5,167,524	$4,754,848

Total Average Earning Assets - QTD	$4,948,971	$4,552,943

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31,	March 31,
	2019	2018
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.69	$1.38
Return on average assets, quarter	0.74%	0.66%
Return on average stockholders’ equity, quarter	12.54%	11.85%
Net interest margin (taxable equivalent), quarter	2.11%	2.19%
Efficiency ratio, quarter- Non-GAAP (1)	60.3%	62.6%
Book value per share	$55.55	$48.17
Tangible book value per share - Non-GAAP (1)	$55.07	$47.68
Capital / assets	5.83%	5.61%
Tangible capital / tangible assets - Non-GAAP (1)	5.78%	5.56%
Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,909	5,567,909
Shares outstanding Class A	3,610,329	3,608,029
Shares outstanding Class B	1,957,580	1,959,880

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.25%	1.22%
Nonaccrual loans	$1,502	$1,386
Nonperforming assets	$3,727	$1,386
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,542	$5,415
Net charge-offs(recoveries), quarter	$70	$10
Leverage ratio	6.92%	6.77%
Common equity tier 1 risk weighted capital ratio	11.49%	10.79%
Tier 1 risk weighted capital ratio	12.74%	12.10%
Total risk weighted capital ratio	13.76%	13.10%
Total risk weighted assets	$2,808,321	$2,660,535

(1) Non-GAAP Financial Measures are reconciled in the following tables:
Calculation of Efficiency ratio:
Total operating expenses(numerator)	$18,190	$18,001

Net interest income	$23,438	$22,468
Total other operating income	4,427	4,193
Tax equivalent adjustment	2,294	2,077

Total income(denominator)	$30,159	$28,738

Efficiency ratio, quarter - Non-GAAP	60.3%	62.6%
Calculation of tangible book value per share:
Total stockholders’ equity	$309,324	$268,200
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$306,610	$265,486

Total shares outstanding at period end(denominator)	5,567,909	5,567,909
Tangible book value per share - Non-GAAP	$55.07	$47.68

Book value per share - GAAP	$55.55	$48.17

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$309,324	$268,200
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$306,610	$265,486

Total assets	$5,306,066	$4,776,682
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$5,303,352	$4,773,968

Tangible capital / tangible assets - Non-GAAP	5.78%	5.56%

Capital / assets - GAAP	5.83%	5.61%